UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2021

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060
(Address, including zip code, of Principal Executive Offices)
(888) 482-8068
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2021, Jeremy M. Jones, Chairman of the Board of Directors (the “Board”) of ASGN Incorporated (the “Company”), provided notice to the Company that he is retiring and does not intend to stand for re-election as a director of the Company upon the expiration of his current term at the Company’s 2021 annual meeting of stockholders. During Mr. Jones’ 26 years of dedicated service to the Company, he has supported the Board of Directors with his extensive experience as a former chief executive officer, and provided invaluable guidance to management and the Board through significant management changes, acquisition and divestiture activity, and dramatic growth and change. The Company, its management and its Board are appreciative and grateful to have benefitted from Mr. Jones’ support and guidance and wish him well in his retirement. Arshad Matin will take over the role of Chairman upon Mr. Jones’ retirement in June.

Additionally on March 18, 2021, the Board, on the recommendation of the Company’s Nominating and Corporate Governance Committee, voted to increase the size of its Board from nine to eleven members. To fill those newly created directorships, the Board nominated Vice Admiral Joseph W. Dyer, U.S. Navy, Retired, and Carol Lindstrom to serve as directors, and they accepted the nominations, effective immediately. They will stand for election at the Company’s 2021 Annual Meeting of Stockholders for a term expiring in 2024. VADM Dyer and Ms. Lindstrom will both serve on the Board’s Strategy and Technology Committee, and each has been determined by the Board to be “independent” pursuant to the definition set forth by the New York Stock Exchange.

VADM Dyer, age 74, is an independent consultant in the technology and defense markets. He is also the chief strategy officer of National Spectrum Consortium, a role he has held since 2014, and a former Commissioner for the Congressional NDAA Section 809 Acquisition Streamlining Commission, which was created in 2016 in order to review and streamline the acquisition and purchase programs of the defense department. From 2003 through 2013, he was an executive at iRobot Corporation serving as the president of the government and industrial division, chief operating officer, and then chief strategy officer. His leadership responsibilities spanned from “high tech/early stage” to the company’s initial public offering, and through becoming the world’s leading mobile robot company. From 2000 to 2003, he served as Commander of the Naval Air Systems Command, where he was responsible for research, development, test and evaluation, engineering and logistics for naval aircraft, air-launched weapons and sensors. Prior to that command, in 1997 he was assigned as commander of the Naval Air Warfare Center Aircraft Division at Patuxent River and assumed additional responsibilities as the assistant commander for Research and Engineering of the Naval Air Systems Command. From 1994 to 1997, VADM Dyer served as F/A-18 Program Manager, leading engineering and manufacturing development efforts on the new F/A-18E/F, continued production and fleet support of the F/A-18C/D, and all F/A-18 foreign military sales. Under his leadership, the F/A-18 program won the Department of Defense Acquisition Excellence Award and the Order of Daedalian. Earlier in his career, he served as the technology director for the High Speed Anti-Radiation Missile and as the Navy’s Chief Test Pilot. VADM Dyer received a bachelor of science degree in chemical engineering at North Carolina State University and a master of science degree in financial management from the Naval Postgraduate School. Further, he is an elected fellow in the National Academy of Public Administration and the Society of Experimental Test Pilots. VADM Dyer brings to the Board an extensive military background and commercial expertise, which converge at the intersection of technology, finance and risk management.

Ms. Lindstrom, age 67, is an advisor at Carrick Capital Partners, an investment firm focused on technology-enabled businesses, after retiring as the Vice Chairman of Deloitte LLP in May 2016. She held many management positions during her career with Deloitte which she joined in 1993 to help build their technology consulting practice. She was the managing director of the Orange County and San Francisco consulting practices, managing director of Deloitte’s Americas technology practice, managing director of Deloitte’s global relationship clients, managing director of Deloitte’s e-business and digital practices, and lead client and advisory partner for many significant clients. Ms. Lindstrom was a member of the Deloitte & Touche Tohmatsu Global board of directors for eight years and served on the Deloitte LLP board of directors for six years. Ms. Lindstrom started her career at Andersen Consulting (now Accenture PLC) in 1975 and was a partner from 1987 to 1993.

Ms. Lindstrom has served as a director for Genpact Ltd. (NYSE: G), a global professional services firm delivering digital transformation by putting digital and data to work, since 2016, and is the chair of the nominating and governance committee and a member of their compensation committee. She has served as a director of Exponent, Inc. (NASDAQ: EXPO), an engineering and scientific consulting firm, since 2017, and is the chair of their nominating and governance committee and a member of their audit and human resource committee. She previously served on the board of directors for Entertainment Partners from 2018 until its acquisition by TPG Capital in 2019, and for Energous Corporation (NASDAQ: WATT) from 2018 to 2019. She served as president of the Deloitte Foundation from 2010 to 2014, and today is a board member of several not-for profit organizations including the Workday Foundation, Homeful Foundation, and the St. Helena Hospital Foundation. Ms. Lindstrom received a bachelor of arts degree from the University of California Los Angeles. She supports the Board with her expertise growing and managing consulting services and large scale technology projects and she is aligned with many of the technology companies in Northern California.

As non-employee directors, VADM Dyer and Ms. Lindstrom will be compensated for their services in the manner consistent with that of the Company’s other non-employee directors, as discussed in the Company’s filings with the U.S. Securities and Exchange Commission, and Ms. Lindstrom received a grant of restricted stock units with a fair market value of $150,000 on March 18, 2021, vesting 50 percent upon grant and the remaining 50 percent upon the first anniversary of grant, subject to her continued service to the Company. There are no transactions in which either of the new directors has an interest requiring disclosure under Item 404(a) of Regulation S-K, nor are there any arrangements or understandings between VADM Dyer, Ms. Lindstrom and any other persons pursuant to which they were selected as directors that would be reportable under Item 401(d) of Regulation S-K.

Item 8.01 Other Events.

On March 22, 2021, the Company issued a press release regarding the retirement of Mr. Jones and the appointment of VADM Dyer and Ms. Lindstrom as Class II directors. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of ASGN Incorporated dated March 22, 2021
104.1	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ASGN Incorporated

Date: March 22, 2021	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary